Exhibit 10.04

APPLICATION FOR CALLABLE ADVANCE
For FHLB use only
FEDERAL HOME LOAN BANK OF CINCINNATI	Commitment #
P. O. BOX 598	Commencement
CINCINNATI, OHIO 45201	Expiration
Credit Operations fax: 513-852-5747	Rate

D.D.A. # 389001              Date July 10, 2013

Pursuant to the BLANKET AGREEMENT FOR ADVANCES AND SECURITY AGREEMENT (“Agreement”) and the RESOLUTION FOR ADVANCES (“Resolution”) currently on file with the Federal Home Loan Bank of Cincinnati, the undersigned, who by the authority of the Member’s Board of Directors are authorized to borrow from time to time under the “Agreement”, hereby apply for a Callable Advance for $85,000,000.00 under the following terms and conditions.

PROVIDED, however, that if the Member is in default under the terms of the “Agreement” or any other agreement with the Bank, which default is not waived by the Bank, such funds need not be made available by the Bank hereunder. In addition, the Bank will not be obligated to fund commitments for advances previously made to Members who become tangible capital insolvent or if the Bank is notified by the Members primary federal regulator or insurer that the Member has been restricted from using Federal Home Loan Bank advances.

FUNDING OPTIONS. No fee, guaranteed rate, total amount of application to be disbursed. (Mandatory takedown if next or skip business day.)

☐	SAME DAY FUNDING ☒ NEXT DAY FUNDING ☐ SKIP DAY FUNDING

☐	COMMITMENT OPTION 1: GUARANTEE FUNDS ONLY, OPTIONAL TAKEDOWN: No fee charged for a 90 day commitment. The Bank will offer extended commitment periods from 91 days to 365 days for a flat fee of 10 basis points based on the commitment amount and payable on the date of commitment.

☐	COMMITMENT OPTION 2: GUARANTEE FUNDS AND RATE, MANDATORY TAKEDOWN (FLAT FEE): The fee will be 2.0 percent of the advance commitment amount for a 365 day period. The fee will be charged at the time of takedown of funds and prorated for the actual number of days that the commitment was outstanding. Funds will be automatically credited to the member’s DDA on the last day of the commitment if not drawn prior to that date.

☐	COMMITMENT OPTION 3: GUARANTEE FUNDS AND RATE, MANDATORY TAKEDOWN (FORMULA BASED FEE): The fee is payable at the time of commitment and is non-refundable if the funds are drawn down prior to the expiration of the commitment. Funds will be automatically credited to the member’s DDA on the last day of the commitment if not drawn prior to that date. The fee is calculated using the following:

Fee = Advance Amount * (Advance rate for term closest to, but greater than, or equal to, the advance term plus commitment period— FHLB Deposit Rate for Term of Commitment) * (Commitment Term/365) ***Minimum Fee of $25.00***                      Commitment Expiration Date                     .

COMMITMENTS REQUESTED UNDER OPTIONS 2 AND 3 HAVE A MAXIMUM COMMITMENT AMOUNT OF $5.0 MILLION AND A LIMIT OF $10.0 MILLION IN AGGREGATE COMMITMENTS OUTSTANDING AT ANY ONE TIME. OPTION 4 BELOW, WILL BE APPLIED TO INDIVIDUAL COMMITMENTS GREATER THAN $5.0 MILLION OR AGGREGATE GFR ADVANCE COMMITMENTS TO ANY ONE MEMBER IN EXCESS OF $10.0 MILLION. CERTAIN ADVANCE STRUCTURES MAY NOT BE AVAILABLE UNDER THE MARKET FEE OPTION. IN SUCH A SITUATION, FUNDING WILL ONLY BE AVAILABLE FOR THOSE PROGRAMS UNDER IMMEDIATE FUNDING (SAME/NEXT/SKIP).

☐	COMMITMENT OPTION 4: GUARANTEE FUNDS AND RATE, MANDATORY TAKEDOWN (MARKET FEE): The fees charged for the commitments are based upon the cost in the open market of an option of similar term and strike price of an instrument of similar maturity. Commitments are available for any period up to 365 days. The fee is payable at the time of commitment and is non-refundable if the funds are drawn down prior to the expiration of the commitment. To receive funding prior to commitment expiration date, member must provide the Bank with notification by 10:00 A.M.. Eastern Standard Time, two London and New York business days prior to the desired disbursement date. Commitment Expiration Date .

☐	COMMITMENT OPTION 5: GUARANTEE FUNDS AND RATE, OPTIONAL TAKEDOWN: The fees charged for the commitments are based upon the cost in the open market of an option of similar term and strike price of an instrument of similar maturity. Commitments are available for any period up to 365 days with no takedown restrictions. The non-refundable fee is payable at the time of commitment. To receive funding prior to commitment expiration date, member must provide the Bank with notification by 10:00 A.M.. Eastern Standard Time, two London and New York business days prior to the desired disbursement date. Commitment Expiration Date .

The Bank reserves the right to suspend or modify the advance commitment fee programs at any time. On the above commitments, immediate funding may be available if application is received prior to 3:00 P.M., Eastern Standard Time.

APPLICATION FOR CALLABLE ADVANCE

FEDERAL HOME LOAN BANK OF CINCINNATI

P. O. BOX 598

CINCINNATI, OHIO 45201

1.	The maturity term of the callable advance is 20 years.

2.	The advance may be “called” (prepaid) by the association without a prepayment fee on the 3rd anniversary date of the advance, and each of the succeeding six (6) month anniversary dates thereafter. THE MEMBER MUST GIVE THE BANK NOTICE OF THE INTENT TO “CALL” (PREPAY) THE ADVANCE WITHOUT A PREPAYMENT FEE AT LEAST TWENTY (20) DAYS PRIOR TO ANY ANNIVERSARY DATE AS DESCRIBED ABOVE. If the anniversary date falls on a Saturday, Sunday, or holiday, the anniversary date will be considered to be the business day prior to the actual anniversary date.

3.	Callable advances are prepayable at any time. If a callable advance is prepaid on any date other than a “call” date as outlined above, the fee will be 100% of the lesser of the following two values:

a.	The present value of the lost cash flow to the Bank based on the difference between the contract rate on the advance and the current yield for a noncallable Federal Home Loan Bank security with the same final maturity as that of the original advance (the discount rate for calculating the present value will be the current yield for such a noncallable Federal Home Loan Bank security) or

b.	The present value of the lost cash flow to the Bank based on the difference between the contract rate on the advance and the current yield for a noncallable Federal Home Loan Bank security with a final maturity equal to the call date of the original advance (the discount rate for calculating the present value will be the current yield for such a noncallable Federal Home Loan Bank security).

4.	Interest Calculation: The interest on the advance is calculated on the opening balance on an actual/actual basis, using the effective rate at the time of disbursement.

5.	This loan is subject to the Bank’s current Credit Policy, in effect at the time of issuance of the commitment, and which the Borrower acknowledges he is fully familiar with, as well as any subsequent amendments of such Credit Policy.

State Auto Property & Casualty Insurance Co.	Columbus, Ohio
(Name of FHLBank member)	(City, State)

/s/ Steven E. English	/s/ James A. Yano
(Authorized Signature)	(Authorized Signature)

Steven E. English	James A. Yano
(Typed Name of Authorized Signature)	(Typed Name of Authorized Signature)

This application must be signed by two persons authorized by your “Resolution” currently on file with the Bank. By Signing above, the member certifies, (A. That this application has not been modified from its original terms as provided by the Bank) and (B. This application complies with and is subject to the Bank’s Credit Policy terms in effect at the time of application). (Revised 4/20/12)